Exhibit 99.1

CORVEX MANAGEMENT LP, et al., • IN THE Plaintiffs • CIRCUIT COURT • FOR COMMONWEALTH REIT, et al., • BALTIMORE CITY, PART 23 Defendants. • Case No.: 24-C-13-001111 * * * * * * * * * * * ORDER DENYING EMERGENCY TEMPORARY STAY OF ARBITRATION PROCEEDINGS Upon consideration of Plaintiffs Corvex Management LP’s and Related Fund Management LLC’s (“Plaintiffs”) Emergency Motion for a Temporary Stay of Arbitration Proceedings (docket #00005000), accompanied by a Request for Emergency Hearing and Exhibits, all filed on March 13, 2013, Defendants Barry M. Portnoy, Adam D. Portnoy, Joseph L. Morea, William A. Lamkin, and Frederick N. Zeytoonjian’s (“Trustee Defendants”) Memorandum of Law in Opposition to Corvex’s Emergency Motion for a Temporary Stay of Arbitration Proceedings (docket #00005003), accompanied by Affidavit and Exhibits, all filed on March 15, 2013, Plaintiffs’ Reply Memorandum in Support of their Motion for a Temporary Stay of Arbitration Proceedings (docket #00005004), accompanied by associated Declaration and Exhibits, all filed on March 18, 2013, and the argument presented by the parties at the hearing held on today’s date, this Court finds that the Plaintiffs have failed to provide sufficient facts necessary to satisfy their requirement to show that, without the issuance of a temporary stay, immediate, substantial, and irreparable harm will result to them if the arbitration selection process is not enjoined before this Court is able to rule on the enforceability of the arbitration bylaws in dispute. It is therefore, this 18th day of March 2013, by the Circuit Court for Baltimore City, Part 23, hereby 1

2 ORDERED that the Plaintiffs’ Emergency Motion for a Temporary Stay of Arbitration Proceedings be, and the same hereby is, DENIED. AUDREY J.S. CARRION Judge’s signature appears on original document The Honorable Audrey J.S. Carrion Judge, Baltimore City Circuit Court Case No. 24-C-13-001111 CC: John F. Morkan III, Esq. Jackson B. Boyd, Esq. Ober, Kaler, Grimes & Shriver 100 Light Street Baltimore, Maryland 21202 Counsel for Plaintiffs Adam H. Offenhartz, Esq. James L. Hallowell, Esq. Aric A. Wu, Esq. Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166 Counsel for Plaintiffs TRUE COPT TEST FRANK M. CONAWAY, CLERK Charles 0. Monk, II, Esq. Jennifer DeRosc, Esq. Joey Tsu-Yi Chen, Esq. Saul Ewing LLP 500 East Pratt Street Suite 900 Baltimore, Maryland 21202 Counsel for Trustee Defendants Robert S. Saunders, Esq. Stephen D. Dargitz, Esq. Joseph 0. Larkin, Esq. Jessica L. Raatz, Esq. Skadden, Arps, Slate, Meagher & Flom LLP One Rodney Square P.O. Box 636 Wilmington, Delaware 19899 Counsel for Trustee Defendants James R. Carroll, Esq.

3 Skadden, Arps, Slate, Meagher & Flom, LLP One Beacon Street Boston, Massachusetts 02108 Counsel for Trustee Defendants Robert S. Brennen, Esq. William M. Krulak, Jr., Esq. Elizabeth M. Greenwald, Esq. Miles & Stockbridge P.C. 10 Light Street Baltimore, Maryland 21202 Counsel for Reit Management & Research LLC Sent via U.S. Mai! & Facsimile Case No. 24-C-13-001111